Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

December 1, 2017

American Homes 4 Rent

American Homes 4 Rent, L.P.

American Residential Properties OP, L.P.

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

Ladies and Gentlemen:

We are acting as counsel to American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”) and American Residential Properties OP, L.P., a Delaware limited partnership (the “Subsidiary Guarantor”) in connection with a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) debt securities of the Operating Partnership (the “Debt Securities”), and (ii) guarantees by the Company or the Subsidiary Guarantor of the Debt Securities (the “Guarantees” and together with the Debt Securities, the “Securities”), all of which may be sold from time to time and on a delayed on continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. The Debt Securities may be issued in an unspecified principal amount. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Madrid Miami Milan Moscow Munich New York Northern Virginia Paris Philadelphia Prague Rome San Francisco Shanghai Silicon Valley Singapore Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jakarta Jeddah Riyadh Zagreb. For more information see www.hoganlovells.com

American Homes 4 Rent	December 1, 2017

American Homes 4 Rent, L.P.

American Residential Properties OP, L.P.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company, the Operating Partnership or the Subsidiary Guarantor to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company and the board of directors of the general partner of the Subsidiary Guarantor, as applicable, or a duly authorized committee of such boards (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with, in the case of the Company, the Company’s charter and bylaws and applicable Maryland General Corporation Law, and in the case of the Operating Partnership and Subsidiary Guarantor, as applicable, partnership agreements and certificates of limited partnership and applicable provisions of the Delaware Revised Uniform Limited Partnership Act, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, the Operating Partnership or the Subsidiary Guarantor, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities substantially in the form of such indenture filed as Exhibit 4.1 to the Registration Statement, with items shown in such exhibit as subject to completion being completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable agreement as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) the Company will remain a Maryland real estate investment trust and the Securities will not be issued in violation of the ownership limit contained in the Company’s charter; and (vii) the Operating Partnership and Subsidiary Guarantor will remain Delaware limited partnerships.

To the extent that the obligations of the Operating Partnership with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, namely, the trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture; that such indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinion given in paragraph (a), Title 8 of the Maryland General Corporation Law, as amended; (ii) as to the opinion given in paragraph (b), the Delaware Revised Uniform Limited Partnership Act, as amended; and (iii) as to the opinions given in paragraphs (a) and (b), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules, or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that

American Homes 4 Rent	December 1, 2017

American Homes 4 Rent, L.P.

American Residential Properties OP, L.P.

(a) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Operating Partnership and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Operating Partnership in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Operating Partnership.

(b) The Guarantees, upon due execution and delivery of a guarantee agreement relating thereto on behalf of the Company and the Subsidiary Guarantor, as the case may be, will constitute valid and binding obligations of the Company and the Subsidiary Guarantor, as the case may be.

The opinions expressed in the paragraphs above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP